Exhibit 99.1  Press release of the Registrant dated October 20, 1998.

FOR IMMEDIATE RELEASE           Contact:   For Investors:       For Media:
                                           Lee Wolfe            Tyler Gronbach
                                           800-567-7296         703-363-4494


                    QWEST REPORTS THIRD QUARTER 1998 RESULTS

Record Revenue and EBITDA with Strong, Double-digit Sequential Growth

HIGHLIGHTS:

>>  Total revenue increased four-fold to $806.8 million

>>  Data services revenue grew 780 percent

>>  EBITDA increased 369 percent to $117.6 million

DENVER, October 20, 1998 -- Qwest Communications (NASDAQ: QWST) today reported record third quarter 1998 results with strong growth in all business segments. For the three months ended September 30, 1998, total revenue was $806.8 million, a four-fold increase over the third quarter of 1997. During the quarter, communications services revenue grew eighteen-fold to $601.8 million, with data services revenue growth of 780 percent, over the prior year. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased four-fold to $117.6 million, up from $25.1 million as reported in the third quarter of the prior year.

The company narrowed its net loss from $876.3 million, or ($3.62) per share reported in the second quarter of 1998, to a net loss of $5.0 million, or ($0.02) per share in the current quarter. Excluding one-time merger-related charges, the company posted a net loss of $15.6 million, or ($0.06) per share in the previous quarter.

The company also said that results for the quarter exceeded the consensus of analysts' expectations.

Commenting on the quarter, Qwest's President and CEO Joseph P. Nacchio said, "We're pleased with the strong operational and financial results achieved during the quarter. The customers, partners and strategic initiatives announced during the last 90 days epitomize Qwest's commitment to driving growth through the convergence of data, video and voice services."

                                     -more-



Qwest Communications
October 20, 1998
Page 2

Total revenue of $806.8 million grew 23 percent from $653.6 million in the third quarter of 1997, on a pro forma basis (reflecting the company's acquisitions for all previously reported periods). EBITDA in the quarter grew to $117.6 million, compared to $101.2 million in the previous year. Net loss for the quarter was ($0.02) per share, versus pro forma earnings per share of $0.03 a year ago, reflecting increased depreciation and interest expenses caused by the continued build out of the Qwest network and other investments in infrastructure to support the companies rapid growth.

Total revenue grew sequentially by more than 16 percent to $806.8 million from $694.3 million in the second quarter of 1998, on a pro forma basis. Communications services revenue of $601.8 million was up over 11 percent from $540.4 million in the second quarter. The company generated double-digit sequential growth in each of the business, consumer and wholesale markets. Sequentially, EBITDA increased 76 percent from $66.7 million in the second quarter to $117.6 million. Strong growth in customer revenues enabled the company to narrow its loss from ($0.06) per share in the second quarter of 1998 (excluding one-time merger-related items), to ($0.02) per share in the quarter.

"The financial results for the quarter reflect strong, double-digit sequential gains that were achieved in all areas of the business. While Qwest makes progress on its network construction, invests for future growth and successfully integrates its recent acquisitions, the company continues to realize improved EBITDA and revenue," said Robert Woodruff, Qwest's executive vice president and chief financial officer.

Rapid Growth in Data Services

The company expanded its data services presence with the introduction of its native IP network and new multimedia services. Domestic and international data revenue was up 50 percent from the same quarter of last year, while sequential data revenue posted even stronger gains, up nearly 20 percent from the previous quarter. The company's frame relay revenues grew more than 150 percent on an annual basis. All results reflected above are on a pro forma basis.

Qwest also took an important step to augment its data services capability during the quarter by announcing that it will offer the world's first commercially available native IP OC-48 network service beginning next month. This network will offer customers virtually unlimited high-speed bandwidth to support a wide range of multimedia, e-commerce and data applications and a comprehensive package of service level agreements.

                                     -more-




Qwest Communications
October 20, 1998
Page 3

During the quarter, Qwest announced the signing of a definitive agreement to acquire Icon CMT Corp. The transaction, which will add $75 million in revenue and more than 400 IP data technicians and sales professionals, will further support Qwest's expansion into the Web hosting and Web enabling market. The acquisition will also help facilitate the creation of 10 new CyberCenters Qwest plans to open by the end of 1999.

The acquisition is subject to certain shareholder and regulatory approvals. The company expects to close the transaction by the end of the year.

Expanded Sales Channels

To support the growing demand of data and Internet services, the company expanded its distribution channels through a strategic agreement with Netscape Communications Corporation. As part of the company's previously stated objective for continued growth and penetration into the multinational and Fortune 1000 business sectors, the company also created a National Accounts sales division during the quarter.

Merger Integration/Synergies

With respect to Qwest's acquisition of LCI, the company continues to expect that it will realize projected merger synergies and strategic objectives that were originally outlined when the transaction was announced. The financial results of the quarter already reflect the revenue and administrative cost synergies from the transaction.

Since the close of the LCI transaction, the companies aligned their sales organizations, consolidated product portfolios, created a new product development process, and established a uniform sales incentive program. A common order entry/customer provisioning platform has also been implemented. Billing migration has been completed for private line services with scheduled completion for all services in early '99. In addition, a consolidated network plan has been created and is being implemented.

Construction Services

The company continued to make significant progress on the construction of its planned 18,449-mile nationwide network in the third quarter. To date, the company has secured 99.5 percent of its rights of way, commenced construction on 17,955

                                     -more-



Qwest Communications
October 20, 1998
Page 4

miles of network, placed 16,100 route miles of conduit in the ground, installed 12,900 miles of fiber-optic cable and lit nearly 50 percent of the network.

Continued progress on the completion of the network and recent higher-margin contracts with customers helped boost construction revenue to $205.0 million, up 33 percent from the second quarter of 1998.

The Qwest Macro Capacity Fiber Network

Qwest's planned domestic 18,449-mile network will serve over 130 cities, which represent approximately 80 percent of the data and voice traffic originating in the United States, upon its scheduled completion in the second quarter of 1999. To date, approximately 9,100 miles of the Qwest Macro Capacity Fiber Network are activated, and construction has commenced on 17,955 miles. Qwest's transcontinental segment extends from Los Angeles to Sacramento and across to New York. Additionally, Qwest owns transatlantic submarine capacity linking the United States to Europe and will jointly own a transpacific submarine cable system connecting the U.S. to the Pacific Rim. Qwest is also extending its network 1,400 miles into Mexico with completion slated for late 1998.

The Qwest Macro Capacity Fiber network is designed with highly reliable and secure bi-directional, line switching OC-192 SONET ring architecture. Upon completion, the network will offer a self-healing system that provides the ultimate security and reliability by allowing instantaneous re-routing in the event of a fiber cut.


This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including, but not limited to, (a) failure by Qwest to construct the Qwest Network on schedule and on budget, (b) failure by Qwest to maintain all necessary rights-of-way, (c) intense competition in Qwest's communications services markets, (d) rapid and significant changes in technology and markets, (e) dependence on new product development, (f) operating and financial risks related to managing rapid growth, integrating acquired businesses, being highly leveraged and sustaining operating cash deficits and (g) adverse changes in the regulatory environment and (h) volatility of stock price. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Qwest or persons acting on its behalf. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

This announcement is not an offer to sell or a solicitation to buy any securities of Qwest. The offering with respect to the proposed acquisition of Icon will be made only by the proxy statement/prospectus that will be distributed to stockholders of Icon in connection with their consideration of the transaction.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

                                      # # #

                                  Attachment A

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

         For the Three and Nine Months Ended September 30, 1998 and 1997
                   (In Millions, Except Per Share Information)
                                   (Unaudited)


                                                                      Three Months Ended              Nine Months Ended
                                                                   -----------------------------  -------------------------------
                                                                       1998            1997           1998             1997
                                                                   -----------------------------  -------------------------------
Revenue:

       Communications services                                           $ 601.8        $  32.5        $  884.2          $  77.1
       Construction services                                               205.0          156.5           493.4            413.2
                                                                   --------------  -------------  --------------   --------------

         Total revenue                                                     806.8          189.0         1,377.6            490.3
                                                                   --------------  -------------  --------------   --------------

Operating expenses:

       Access and network operations                                       371.6           25.0           556.1             61.8
       Construction services                                               128.2          107.5           333.8            292.0
       Selling, general and administrative - communications                178.7           24.3           312.3            105.6
       Selling, general and administrative - construction                   10.7            7.1            29.2             17.6
                                                                   --------------  -------------  --------------   --------------

       EBITDA                                                              117.6           25.1           146.2             13.3

       Depreciation and amortization                                        76.6            5.1           115.6             13.1
       Merger related costs                                                    -              -           880.5                -
                                                                   --------------  -------------  --------------   --------------
         Earnings (loss) from operations                                    41.0           20.0          (849.9)             0.2

Interest expense and other, net                                             31.9            0.2            50.7             (4.3)
                                                                   --------------  -------------  --------------   --------------
         Earnings (loss) before income taxes                                 9.1           19.8          (900.6)             4.5

Income tax expense (benefit)                                                14.1            7.0           (12.5)             2.2
                                                                   --------------  -------------  --------------   --------------
         Net earnings (loss)                                            $   (5.0)       $  12.8       $  (888.1)         $   2.3
                                                                   ==============  =============  ==============   ==============

Net earnings (loss) per share - basic                                  $   (0.02)       $  0.06       $   (3.42)         $  0.01
                                                                   ==============  =============  ==============   ==============

Net earnings (loss) per share - diluted                                $   (0.02)       $  0.06       $   (3.42)         $  0.01
                                                                   ==============  =============  ==============   ==============


Weighted average shares outstanding - basic                                330.7          206.6           259.9            185.1
                                                                   ==============  =============  ==============   ==============

Weighted average shares outstanding - diluted                              346.1          211.6           273.9            189.0
                                                                   ==============  =============  ==============   ==============

Earnings from operations before merger related charges                   $  41.0        $  20.0         $  30.6          $   0.2
                                                                   ==============  =============  ==============   ==============

Net earnings (loss) before merger related charges                        $  (5.0)       $  12.8         $ (28.2)         $   2.3
                                                                   ==============  =============  ==============   ==============

Net earnings (loss) per share before merger related charges              $ (0.02)       $  0.06         $ (0.11)         $   0.01
                                                                   ==============  =============  ==============   ==============

                                  Attachment B

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - Pro Forma

         For the Three and Nine Months Ended September 30, 1998 and 1997
                   (In Millions, Except Per Share Information)
                                   (Unaudited)

                                                                          Pro Forma (1)                   Pro Forma (1)
                                                                        Three Months Ended              Nine Months Ended
                                                                   -----------------------------  -------------------------------
                                                                       1998            1997           1998             1997
                                                                   -----------------------------  -------------------------------
Revenue:
              Communications services                                    $ 601.8        $ 497.1       $ 1,665.4        $ 1,377.5
              Construction services                                        205.0          156.5           493.4            413.1
                                                                   --------------  -------------  --------------   --------------

                Total revenue                                              806.8          653.6         2,158.8          1,790.6
                                                                   --------------  -------------  --------------   --------------

Operating expenses:
              Access and network operations                                371.6          308.7         1,027.3            859.8
              Construction services                                        128.2          109.4           333.8            292.0
              Selling, general and administrative - communications         178.7          127.2           500.0            402.3
              Selling, general and administrative - construction            10.7            7.1            29.2             17.6
                                                                   --------------  -------------  --------------   --------------

                EBITDA                                                     117.6          101.2           268.5            218.9

              Depreciation and amortization                                 76.6           60.3           205.1            170.8
                                                                   --------------  -------------  --------------   --------------

                Earnings from operations                                    41.0           40.9            63.4             48.1

Interest expense and other, net                                             31.9            9.7            64.5             19.8
                                                                   --------------  -------------  --------------   --------------

                Earnings (loss) before income taxes                          9.1          31.2             (1.1)            28.3

Income tax expense (benefit)                                                14.1          22.5             30.0             41.3
                                                                   --------------  -------------  --------------   --------------

                Net earnings (loss)                                      $  (5.0)        $ 8.7         $  (31.1)         $ (13.0)
                                                                   ==============  =============  ==============   ==============

Net earnings (loss) per share - basic                                    $ (0.02)        $ 0.03        $  (0.09)         $ (0.04)
                                                                   ==============  =============  ==============   ==============

Net earnings (loss) per share - diluted                                  $ (0.02)        $ 0.03        $  (0.09)         $ (0.04)
                                                                   ==============  =============  ==============   ==============



Weighted average shares outstanding - basic                                330.7         325.6           327.5            323.9
                                                                   ==============  =============  ==============   ==============

Weighted average shares outstanding - diluted                              346.1         332.2           341.5            329.4
                                                                   ==============  =============  ==============   ==============

(1) Pro forma numbers reflect results as if each acquisition had been included from January 1, 1997 and exclude one-time merger related charges.





                                  Attachment C

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                 As of September 30, 1998 and December 31, 1997
                                  (In Millions)


                                                                             1998                 1997
                                                                        ----------------    -----------------
ASSETS

  Cash                                                                        $   225.4           $    379.8
  Other current assets                                                            903.0                344.1
                                                                        ----------------    -----------------
     Total current assets                                                       1,128.4                723.9

  Property and equipment, net                                                   2,043.9                614.6

  Excess of cost over net assets acquired                                       3,215.4                 21.2

  Other, net                                                                      327.6                 38.4
                                                                        ----------------    -----------------

TOTAL ASSETS                                                                 $  6,715.3          $   1,398.1
                                                                        ================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY

  Total current liabilities                                                  $  1,179.8           $    315.4

  Long-term debt and capital lease obligations                                  1,387.1                630.5

  Other long-term liabilities                                                     461.9                 70.5

  Total stockholders' equity                                                    3,686.5                381.7
                                                                        ----------------    -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $  6,715.3            $ 1,398.1
                                                                        ================    =================